Exhibit 99

HICKORYTECH CORPORATION

AUDIT COMMITTEE CHARTER

AMENDED FEBRUARY 25, 2014

Mission
The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of HickoryTech Corporation (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, (3) the independence and performance of the Company's independent auditors, (4) the potential for conflict of interest transactions, and (5) the assessment of Enterprise Risk Management.

Committee Membership
•	The Audit Committee shall consist of at least three directors chosen by the Board.
•	Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.
•	At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise that qualifies such member as an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC").
•	All Committee members shall meet the independence requirements of the SEC and NASDAQ (as such requirements may be modified or supplemented from time to time).

 Authority and Responsibility
1.	Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

2.	Financial Reporting. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

With respect to the Annual Financial Statements:

•	Review and discuss the Company's audited financial statements with management and with the Company's independent auditors prior to filing or distribution.
•	Review an analysis prepared by management and the independent auditors of significant financial reporting issues, accounting principles, critical accounting estimates and underlying judgments made in connection with the preparation of the Company's audited financial statements.
•	Discuss with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees), as amended, supplemented or superseded.
•	Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.
•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

With respect to Quarterly Financial Statements:

•	Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly statements prior to filing or distribution. Discuss with management the use of "pro forma" or "adjusted" non-GAAP information. The review may be conducted through a representative member of the Committee.

3.	Fraud Risk Assessment. The Committee shall oversee the assessment of fraud risk performed by management and by independent auditors.
•	The assessments should consider the potential and the risk of fraud.
•	The assessments should be on a comprehensive and recurring basis.

4.	Internal Controls. The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:
•	Ensure that the independent auditors are aware that the Committee is to be informed of all control problems identified.
•	Review with the Company's legal counsel any legal matters that may have a material impact on the financial statements.
•	Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.
•	Receive periodic updates from management, legal counsel, and the independent auditors concerning financial compliance.

5.	Relationship with Independent Auditors. The Committee shall:
•	Review the independence and performance of the independent auditors.
•	Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard Number 1.
•	Actively engage in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.
•	Take appropriate action to oversee the independence of the independent auditors.
•	Review all engagement letters and approve the fees and other compensation to be paid to the independent auditors.
•	Pre-approve all non-audit services to be performed by the independent auditors. The Committee may designate a member of the Committee to represent the entire Audit Committee for purposes of approval on non-audit services subject to review by the full Audit Committee at the next regularly scheduled meeting. The Company's independent auditors may not be engaged to perform activities prohibited under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the SEC.

Notwithstanding the foregoing, the independent auditors shall be ultimately accountable to the Committee, as representatives of the shareholders.  The Committee shall have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

6.	Conflict of Interest Transactions. The Committee shall review all potential conflict of interest situations and approve all related party transactions between the Company and its officers, directors and significant shareholders not in their capacities as such.

7.     Enterprise Risk Management.  The Committee will periodically review the assessment and control of various risk issues as identified by management and/or
       Board members.

Structure
•	The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.
•	The Committee Chairperson shall review and approve an agenda in advance of each meeting.
•	The Committee shall conduct or authorize investigations into any matters within the scope of their responsibilities.
•	The Committee shall have the independence, authority and necessary funding to retain special legal, accounting or other consultants to advise the Committee.

•	The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditors.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Corporate Policies.

Whistleblower Program
•	The Committee shall be responsible for the Company's "whistleblower program," including procedures for the receipt, retention and treatment of all complaints, including confidential and anonymous submissions, received by the Company or the Committee regarding accounting, internal accounting controls or auditing matters, as well as review and approval of the process, approval of designated Ethics Officer and oversight of results of the program.
•	The Ethics Officer will report directly to the Audit Committee and all whistleblower activity will be documented.

Meetings
The Committee shall meet at least quarterly, or more frequently as circumstances dictate.  The Chair of the Committee may schedule additional meetings as appropriate.

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